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                                                                  EXHIBIT 10(dd)


                           SUBORDINATED LOAN AGREEMENT

           This Subordinated Loan Agreement is made as of December 23, 2002, by FIFTH THIRD BANK, a Michigan banking corporation f/k/a Old Kent Bank (the SUBORDINATED LENDER), One Vandenberg Center, Grand Rapids, Michigan 49503, and RIVIERA TOOL COMPANY, a Michigan corporation (the BORROWER), 5460 Executive Parkway, Grand Rapids, Michigan 49512.

                                    RECITALS:

           A. Immediately before the parties executed and delivered this Agreement, the Borrower was indebted to the Subordinated Lender in the principal amount of $9,909,394.26, plus accrued and unpaid interest, pursuant to a First Restated Loan Agreement dated as of August 31, 1999, as amended by the First through Seventh Amendments thereto (the FORMER LOAN AGREEMENT) and the related loan documents referred to in the Former Loan Agreement.

           B. Simultaneously with the execution and delivery of this Agreement, the Borrower refinanced all of its debt outstanding under the Former Loan Agreement, other than the Subordinated Debt (defined below), with the proceeds of a loan extended to the Borrower by Comerica Bank (the SENIOR LENDER).

           C. This Agreement supersedes and replaces the Former Loan Agreement and, together with the other Subordinated Loan Documents (defined below), sets forth the terms and conditions upon which the Subordinated Lender has agreed to extend the Subordinated Debt to the Borrower, all of which are acceptable to the Borrower.

           The Subordinated Lender and the Borrower agree that:

SECTION 1 - DEFINITIONS

           As used in this Agreement, unless the context otherwise requires, the following terms have the following meanings:

           1.1 EVENT OF DEFAULT has the meaning given such term in Section 7.1 below.

           1.2 GAAP means generally accepted accounting principles as in existence on the date of this Agreement, consistently applied.

           1.3 INDEBTEDNESS means indebtedness for borrowed money, indebtedness representing the deferred purchase price of property or services (excluding indebtedness under normal trade credit for property or services purchased in the normal course of operations), obligations under notes payable or drafts accepted representing extensions of credit, indebtedness (whether or not assumed) secured by mortgages, security interests, or other liens on property owned by the Borrower, and any capitalized lease obligation; deferred rent under the lease pursuant to which the Borrower occupies its office and plant facilities in Grand Rapids, MI, shall not constitute Indebtedness.

           1.4 INTERCREDITOR AGREEMENT means the Intercreditor Agreement dated December 23, 2002, to which the Senior Lender and the Subordinated Lender are parties relating to the Senior Debt and the Subordinated Debt, and all modifications to or replacements of any such documents.

           1.5 MATERIAL ADVERSE EFFECT means any material adverse effect whatsoever upon (a) the validity, performance or enforceability of any of the Senior Loan Documents or Subordinated Loan Documents, (b) the properties, contracts, business operations, profits, or condition (financial or otherwise) of the Borrower, or (c) the ability of the Borrower to fulfill its obligations under the Senior Loan Documents and the Subordinated Loan Documents.

           1.6 ORDINARY COURSE means, with respect to the Borrower, any activity performed in accordance with the Borrower's historical and customary practices.

           1.7 PERMITTED LIENS means (a) security interests, mortgages, and liens in favor of the Senior Lender; (b) liens for taxes not delinquent or, in a jurisdiction where payment of taxes is deferred during the period of any



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contest, being contested in good faith by appropriate proceedings as prescribed by law, with adequate reserves therefor being set aside on the Borrower's books;
(c) inchoate materialmens', mechanics', workmens', repairmens', or other like liens arising in the Ordinary Course of business and, in each case, not delinquent; (f) leases permitted under Section 6.10 of this Agreement; and (f) liens securing any Indebtedness of the Borrower to third parties permitted under
Section 6.9(b) of this Agreement, but only to the extent such liens encumber only the machinery or equipment acquired by the Borrower with the proceeds of such Indebtedness to third parties.

           1.8 SENIOR LOAN and SENIOR DEBT each mean all of the Borrower's indebtedness and obligations, now owing or hereafter arising, under the Senior Loan Documents.

           1.9 SENIOR LOAN DOCUMENTS means each and every document that now or hereafter evidences or secures the Senior Debt, and all amendments or modifications to or replacements of any such documents.

           1.10 STOCKHOLDERS' EQUITY means, at any time, the sum of the following accounts set forth in a balance sheet of the Borrower, prepared in accordance with GAAP: (a) the par or stated value of all outstanding capital stock; (b) capital surplus; and (c) retained earnings.

           1.11 SUBORDINATED LOAN and SUBORDINATED DEBT each mean the $1,414,985.80 loan from the Subordinated Lender to the Borrower evidenced by the Subordinated Note, together with interest and other costs accruing under the Subordinated Note and all of the Borrower's other obligations and liabilities arising under any of the Subordinated Loan Documents.

           1.12 SUBORDINATED LOAN DOCUMENTS means this Agreement, the Subordinated Note, and each and every other document evidencing the Subordinated Debt, and all amendments or modifications to or replacements of any of the foregoing.

           1.13 SUBORDINATED NOTE means the $1,414,985.80 Subordinated Unsecured Promissory Note dated December 23, 2002, executed and delivered by the Borrower to the Subordinated Lender to evidence the Subordinated Loan, together with any renewals, extensions, or modifications thereof.

           1.14 TANGIBLE NET WORTH means, at any time, Stockholders' Equity, less the sum of: (a) goodwill, including any amounts, however designated on a balance sheet of the Borrower, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrower; (b) patents, trademarks, trade names, and copyrights; (c) loans and advances to, or amounts otherwise due from, the Borrower's stockholders, directors, officers, or employees or any of them to the extent the sum of such loans and advances exceeds $50,000; and (d) other intangible assets.

           1.15 TO BORROWER'S KNOWLEDGE means the actual knowledge, after due inquiry, of Kenneth K. Rieth or Peter C. Canepa, and their respective successors in office.

SECTION 2 - WARRANTIES AND REPRESENTATIONS

           To induce the Subordinated Lender to enter into this Agreement, the Borrower represents and warrants to the Subordinated Lender that the following statements are true, correct and accurate both before and after giving effect to the transactions contemplated by the Senior Loan Documents and the Subordinated Loan Documents:

           2.1 The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan. The Borrower is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in all jurisdictions in which the failure to be so qualified or authorized to do business would have a Material Adverse Effect.

           2.2 The Borrower has all requisite corporate power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as it contemplates that business to be conducted in the future. The Borrower is in compliance with all laws, rules, and regulations, the non-compliance with which would have a Material Adverse Effect.

           2.3 All financial statements of the Borrower that have been delivered to the Subordinated Lender have been prepared in accordance with GAAP, subject to normal year-end adjustments and footnotes for interim, unaudited statements, and present fairly the financial position of the Borrower as of the dates indicated, and the results of its operations for the periods indicated. No changes having a Material Adverse Effect have occurred since the date of the most recent of such financial statements. Except as expressly set forth in such financial statements and the liabilities set forth in the Senior Loan Documents and the Subordinated Loan Documents, the Borrower has



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no material contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment; provided, however, that the footnotes contained in the audited financial statements provide information necessary to complete a review of the Borrower's entire liabilities, contingent and non-contingent, that is not contained in interim statements.

           2.4 Neither this Agreement nor the financial statements referred to in Section 2.3 above, nor any other written statement furnished by or on behalf of the Borrower to the Senior Lender in connection with the Senior Loans or to the Subordinated Lender in connection with the Subordinated Loan, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. To Borrower's Knowledge, there is no fact that the Borrower has not disclosed to the Subordinated Lender in writing that has, or in the future is likely to have, a Material Adverse Effect.

           2.5 There are no proceedings pending, or to Borrower's Knowledge threatened, before any court, governmental authority, or arbitration board or tribunal, against or affecting the Borrower, the outcome of which may reasonably be expected to have a Material Adverse Effect. The Borrower is not in default with respect to any order, judgment, or decree of any court, governmental authority, or arbitration board or tribunal.

           2.6 All of the outstanding capital stock of the Borrower is validly issued, fully paid and nonassessable.

           2.7 The Borrower has good and marketable title to all of the assets that it purports to own, including the assets described in the financial statements referred to in Section 2.3 hereof, free and clear from all liens, encumbrances, security interests, claims, charges, and restrictions whatever, except Permitted Liens. The Borrower owns no real property. All real property leased by the Borrower is suitable for its current intended purposes and is served by such utilities and has such access to public roadways and other transportation structures and systems as are necessary for the proper and efficient use, operation and maintenance thereof. The Borrower enjoys peaceful and undisturbed possession under all real property leases to which it is a party, and all such leases are valid and subsisting and in full force and effect and no default (nor any event which, with notice or lapse of time or both, would constitute such a default) has occurred or is continuing under any of such leases on the part of the Borrower or, to Borrower's Knowledge, on the part of the landlord. There have been no renewals or extensions of or supplements, modifications or amendments to any of such leases except as previously disclosed in writing to the Subordinated Lender.

           2.8 The Borrower owns and controls all of the patents, trademarks, service marks, trade names, copyrights, licenses, and rights necessary for the present and planned future conduct of its business, without any conflict with the right of any other person, firm, or corporation.

           2.9 The Borrower has full corporate power and authority to execute, deliver, and perform the Senior Loan Documents and the Subordinated Loan Documents; the execution, delivery, and performance of the Subordinated Loan Documents by the Borrower have been duly authorized by appropriate corporate action of the Borrower and will not violate the provisions of the articles of incorporation or bylaws of the Borrower or of any law, rule, judgment, order, agreement, or instrument to which the Borrower is a party or by which it is bound, or to which any of its assets are subject, nor do the same require any approval or consent of any public authority or other third party; and the Subordinated Loan Documents have been duly executed and delivered by the Borrower, and are the valid and binding obligations of the Borrower, enforceable in accordance with their terms.

           2.10 All tax returns required to be filed by the Borrower in any jurisdiction have been filed, and all taxes, assessments, fees, and other governmental charges upon the Borrower or upon its assets, income, or franchises have been paid before the time that those taxes became delinquent. The Borrower knows of no proposed additional tax assessment against it.

           2.11 The Borrower has no investments in the securities of any other corporation or business entity. The Borrower does not intend to carry or purchase any "margin security" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Chapter II.

           2.14 The execution, delivery and performance by the Borrower of each Subordinated Loan Document and the consummation of the transactions contemplated hereby or related hereto do not and will not (a) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Borrower, (b) result in or require the creation or imposition of any lien (other than liens in favor of the Subordinated Lender) upon any of its properties or assets, or (c) require any approval of stockholders that has not been obtained or any approval or consent of any person under any actual or purported contractual obligation of the Borrower.



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           2.15 The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any actual or purported contractual obligation of the Borrower, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, which default could have a Material Adverse Effect.

SECTION 3 - THE SUBORDINATED LOAN

           3.1 As of the date of this Agreement, the Subordinated Loan is the only outstanding indebtedness of the Borrower to the Lender. The Subordinated Loan is evidenced by the Subordinated Note. The Borrower acknowledges that the Lender has not agreed and is not otherwise committed or required to make any other loans to the Borrower or to extend credit in any other form to the Borrower. The Borrower acknowledges that the Subordinated Loan is not a revolving loan, and that amounts repaid on the Subordinated Loan cannot be re-borrowed and will not be re-advanced or otherwise made available to the Borrower. The Subordinated Loan is subject in all respects to the terms and conditions of this Agreement and the other Subordinated Loan Documents.

SECTION 4 - SECURITY

           4.1 The Subordinated Loan is unsecured.

SECTION 5 - AFFIRMATIVE COVENANTS

           From the date hereof and until the Subordinated Loan has been paid in full, the Borrower shall:

           5.1 Furnish to the Subordinated Lender whatever information, books, and records the Subordinated Lender may reasonably request, including at a minimum:

                      (a) within 90 days after the end of each of the Borrower's fiscal years, beginning with its fiscal year ending August 31, 2003, an audited financial report prepared in accordance with GAAP by independent certified public accountants satisfactory to the Subordinated Lender, containing the Borrower's balance sheet as of the end of that year, its related profit and loss, and a statement of shareholder's equity for that year, its statement of cash flows for that year, together with any management letter prepared by those certified public accountants, and such comments and financial details as are customarily included in reports of like character and the unqualified opinion of the certified public accountants as to the fairness of the statements therein, and together with such written assurances as the Subordinated Lender may reasonably request from the Borrower's independent certified public accountants to confirm the Subordinated Lender's entitlement to rely upon such audited financial report and accompanying materials;

                      (b) within 30 days after the end of each calendar month, beginning with January 31, 2003, a financial report, the accuracy of which is certified to by the President or the Chief Financial Officer of the Borrower, prepared in accordance with GAAP, containing the Borrower's balance sheet as of the end of such period and its income statement showing the results of its operations for the portion of its fiscal year then elapsed;

                      (c) monthly work in process reports, due no later than the 7th day of each month for the preceding month, the accuracy of which is certified to by the Chief Financial Officer of the Borrower; and

                      (d) within 30 days after the end of each fiscal quarter, beginning with February 28, 2003, a certificate executed by the Chief Financial Officer of the Borrower stating whether all of the financial covenants contained in this Agreement are satisfied, showing the calculations for making such determinations, and otherwise in a form acceptable to Subordinated Lender.

           5.2 Promptly inform the Subordinated Lender of any occurrence that is an Event of Default or that, with the giving of notice or the lapse of time, or both, would be an Event of Default and of any other occurrence which has a Material Adverse Effect; grant to the Subordinated Lender or its representatives the right to examine its books and records at any reasonable time or times; maintain complete and accurate books and records of its transactions in accordance with good accounting practices; and furnish to the Subordinated Lender any information



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that it may reasonably request concerning the Borrower's financial affairs within 10 days after receipt of a request for that information.

           5.3 Maintain insurance, including, but not limited to, fire and extended coverage insurance, workers' compensation insurance, and casualty and liability insurance with responsible insurance companies on such of its properties and against such risks and in such amounts as is required from time to time by the Senior Lender (but if the Senior Lender fails at any time to impose requirements relating to insurance coverages, the Borrower shall maintain such insurance coverages as are customarily maintained by similar businesses); furnish to the Subordinated Lender upon its request the details with respect to that insurance and satisfactory evidence of that insurance coverage; and, within 30 days after receipt of a written request from the Subordinated Lender, obtain any additional insurance that the Subordinated Lender may reasonably request.

           5.4 Pay and discharge, as often as the same may become due and payable, all taxes, assessments and other governmental monetary obligations, of whatever nature, that may be levied or assessed against it or any of its properties, unless and to the extent only that in a jurisdiction where payment of taxes and assessments is abated during the period of any contest, those taxes or assessments shall be contested in good faith by appropriate proceedings and that the Borrower shall have set aside on its books adequate reserves with respect to those taxes and assessments.

           5.5 Pay and perform at the time such payment or performance is due, all Indebtedness and obligations owing by it, and pay all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable, except any Indebtedness, obligation or claim being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside on its books adequate reserves with respect to such indebtedness, obligation or claim.

           5.6 Maintain its corporate existence in good standing in the State of Michigan and its qualification in good standing in every other jurisdiction in which the failure to be so qualified or authorized to do business would have a Material Adverse Effect; continue to conduct and operate its business substantially as presently conducted and operated; and comply with all governmental laws, rules, regulations, and orders applicable to it, the failure to comply with which would or may have a Material Adverse Effect.

           5.7 Act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business, and investments; and keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties that are necessary to the conduct of its business.

           5.8 Maintain Tangible Net Worth of not less than $11,000,000 for the period beginning the date of this Agreement and continuing until all of the Borrower's indebtedness to the Subordinated Lender has been repaid in full, with interest.

           5.9 Notify the Subordinated Lender in writing within 10 days after receipt whenever the Borrower receives written notice of (a) the commencement of formal proceedings or any investigation by a federal or state environmental agency against the Borrower regarding the Borrower's compliance with environmental laws, or (b) any other judicial or administrative proceeding or litigation commenced by or against the Borrower, or (c) any other potential liability or claim regarding the Borrower's compliance with environmental laws, in each case, as a possible result of which (i) the loss by, or liability of, the Borrower could exceed $100,000, or (ii) the operations of the Borrower could be materially affected.

           5.10 Promptly provide to the Subordinated Lender copies of any correspondence received by the Borrower from any governmental authority regarding any alleged violation of law by the Borrower that could have a Material Adverse Effect.

           5.11 At all times preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, agency agreements, trade names, patents, trademarks, copyrights, licenses and service marks, the loss of which could have a Material Adverse Effect; and preserve, renew and keep in full force and effect the lease pursuant to which the Borrower occupies its office and plant facilities in Grand Rapids, MI.

           5.12 Permit representatives of the Subordinated Lender, during the Subordinated Lender's normal business hours, to enter the Borrower's premises, review the Borrower's business records, and interview the Borrower's employees as reasonably required by the Subordinated Lender to conduct periodic audits of the Borrower's business and the Borrower's compliance with its obligations under this Agreement.

           5.13 Duly and punctually observe and perform all of the Borrower's obligations under each and every one of the Senior Loan Documents.



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SECTION 6 - NEGATIVE COVENANTS

           From the date hereof and until the Subordinated Loan has been paid in full, the Borrower shall not, without the prior written consent of the Subordinated Lender, which may not be unreasonably withheld:

           6.1 Create or permit to exist any lien, mortgage, pledge, attachment, garnishment, execution, or other legal process, or encumbrance on any of its assets to any party, except Permitted Liens.

           6.2 Sell, lease, transfer or otherwise dispose of any asset (including, without limitation, (a) transfer or other disposition by way of merger or consolidation, (b) sale-leaseback, or (c) a transaction that is the equivalent of a mortgage or pledge), except in the Ordinary Course of its business as conducted on the date of this Agreement.

           6.3 Guarantee, endorse, assume, or otherwise incur or suffer to exist any contingent liability in respect of, any obligation of any other person, firm, or corporation, except by the endorsement of negotiable instruments for deposit or collection in the Ordinary Course of business.

           6.4 Purchase or otherwise acquire all, or substantially all, of the assets, obligations, or capital stock of or any other interest in any other person, firm, or corporation.

           6.5 Purchase or acquire any securities of, or make any liens or advances to, or investments in, any person, firm or corporation, except obligations of the United States Government, open market commercial paper rated one of the top two ratings by a rating agency of recognized standing, or certificates of deposit in insured financial institutions.

           6.6 Purchase, retire, redeem, or otherwise acquire any of its shares of capital stock or declare or pay dividends or make any other distribution of its assets, by reduction of capital or otherwise; provided, however, that the Borrower may declare and pay stock (i.e., non-cash) dividends without the Subordinated Lender's consent if such actions will not cause the Borrower to be in breach of any other covenant, term or provision of the Senior Loan Documents or the Subordinated Loan Documents.

           6.7 Subordinate any indebtedness owing to the Borrower by any person, firm, or corporation to indebtedness of that person, firm, or corporation owing to any other person, firm, or corporation.

           6.8 Engage, directly or indirectly, in any line of business other than the lines of business presently engaged in by the Borrower or a line of business related thereto.

           6.9 Issue, incur, assume, or permit to remain outstanding any Indebtedness, other than the Indebtedness owing under (a) the Senior Loan Documents and the Subordinated Loan Documents, and (b) additional Indebtedness incurred after the date of this Agreement in connection with the Borrower's acquisition of machinery or equipment, to the extent permitted under the Senior Loan Documents, and then only if the incurrence of such additional Indebtedness by the Borrower will not cause a breach of any other provision of this Agreement.

           6.10 Use or acquire the use or possession of any real or personal property from any person under any lease or lease arrangement, except (a) leases or lease arrangements in existence as of the date of this Agreement and identified in Schedule 7.10 to the Former Loan Agreement, and (b) any other lease which (i) has a term of less than 7 years, and (ii) provides for less than $250,000 in total payments by the Borrower during each year of the term thereof. The Borrower shall from time to time provide to the Subordinated Lender copies of any leases entered into by the Borrower, together with any amendments thereto, upon request of the Subordinated Lender.

           6.11 Become a contributing employer with respect to a multi-employer employee benefit plan within the meaning of Section 3(37)(A) of ERISA (29 U.S.C.
Section 1002), as amended, by Section 302 of the Multi-Employer Pension Plan Amendments Act of 1980; or establish for any of its employees any employee benefit plan that has, or may in the future incur, any unfunded past service liability.

           6.12 Change its fiscal year or method of accounting except as required by GAAP, as hereafter modified.

           6.13 Change its name unless, at least 60 days before the effective date of any such name change, Borrower has notified the Subordinated Lender in writing Borrower's new name and the date upon which it will become effective.

           6.14 Engage in any act or conduct, or do any thing, that is prohibited by the Senior Loan Documents, or fail to act in any way or do any thing that is required by the Senior Loan Documents.



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SECTION 7 - EVENTS OF DEFAULT AND REMEDIES

           7.1 The following events shall constitute an Event of Default under this Agreement, the occurrence of which shall entitle the Subordinated Lender to pursue any and all rights and remedies available to it under this Agreement, any of the other Subordinated Loan Documents, by statute or in law or equity. The Subordinated Lender's rights and remedies are cumulative and may be exercised concurrently or successively from time to time. Any action by the Subordinated Lender against any property or party shall not serve to release or discharge any other security, property or party in connection with this transaction. The Events of Default are as follows:

                  (a) Failure to make any payment as and when due under the Subordinated Note, whether by acceleration or otherwise, provided in each case that such default has not been cured prior to the expiration of 10 days following the date of personal delivery or mailing of written notice of such default to the Borrower.

                  (b) Failure to make any payment as and when under any document evidencing indebtedness of the Borrower to the Subordinated Lender other than the Subordinated Note, whether by acceleration or otherwise, provided in each case that such default has not been cured prior to the expiration of 10 days following the date of personal delivery or mailing of written notice of such default to the Borrower.

                  (c) Failure to observe, perform and comply with any of the Borrower's obligations under any Subordinated Loan Document, other than as provided in subsections 7.1(a) and 7.1(b) above; provided that such default has not been cured prior to the expiration of 20 days following the date of personal delivery or mailing of written notice of such default.

                  (d) Failure to observe, perform and comply with any of the Borrower's obligations under any Senior Loan Document, provided that such default has not been cured after the expiration of any applicable cure period provided by the Senior Loan Documents.

                  (e) The existence of a material inaccuracy in any statement, assurance, representation, covenant, warranty, term or condition by the Borrower contained in this Agreement or in any document delivered or to be delivered by or on behalf of the Borrower pursuant to this Agreement, or in any other Subordinated Loan Document.

                  (f) The filing of a petition by or against the Borrower seeking relief under the Federal Bankruptcy Code, 11 U.S.C. Section 101, et seq., and any amendments thereto (the Code), or any similar law or regulation, whether federal, state or local, not dismissed within 30 days.

                  (g) The commencement of a proceeding by or against the Borrower under any statute or other law providing for an assignment for the benefit of creditors, the appointment of a receiver, or any other similar law or regulation, whether federal, state or local, not dismissed within 30 days.

                  (h) The garnishment, attachment, levy or other similar action taken by or on behalf of any creditor of the Borrower or any of its properties which could have a Material Adverse Effect.

           7.2 Upon the occurrence of any Event of Default, the Subordinated Lender shall have the right to declare all principal, interest and other sums owing by the Borrower to the Subordinated Lender, including but not necessarily limited to that evidenced by the Subordinated Note, to be immediately due and payable, without presentment, demand, or notice of any kind, all of which are hereby expressly waived by the Borrower.

           7.3 Upon the occurrence of any Event of Default, the Subordinated Lender shall have the right to exercise any and all remedies that it may have for default under any Subordinated Loan Document or by statute, at law or in equity, and such remedies may be exercised concurrently or separately until each and every one of the Borrower's obligations under the Subordinated Loan Documents has been fully satisfied.

SECTION 8 - MISCELLANEOUS

           8.1 The Borrower shall pay all out-of-pocket expenses incurred by the Subordinated Lender in connection with making and collecting the Subordinated Loan and enforcing the Subordinated Loan Documents, including but not limited to reasonable attorneys' fees relating to (a) the enforcement, or attempted enforcement, of any provision of any of the Subordinated Loan Documents, (b) the collection of the Subordinated Loan, and (c) the foreclosure of any security interests or other liens given with respect thereto. Notwithstanding the foregoing, the Borrower shall not be obligated to pay more than $5,000 in attorneys' fees incurred by the Subordinated Lender in



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connection with making the Subordinated Loan (as contrasted with collecting the
Subordinated Loan, foreclosing the liens and security interests securing the Subordinated Loan, and otherwise enforcing or attempting to enforce the Subordinated Loan Documents, as to which the Borrower shall be obligated to pay all reasonable attorneys' fees and other costs incurred by the Subordinated Lender, in addition to reimbursing the Subordinated Lender for reasonable attorneys' fees, not to exceed $5,000, in connection with making the Subordinated Loan).

           8.2 Upon the occurrence of an Event of Default, or any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Subordinated Lender shall be entitled to set off any indebtedness from time to time owing to the Borrower by the Subordinated Lender, including any indebtedness represented by any account maintained with the Subordinated Lender by the Borrower, against any indebtedness that shall at any time be due and payable by the Borrower to the Subordinated Lender.

           8.3 Each and every right granted to the Subordinated Lender under this Agreement or any other Subordinated Loan Document, or allowed by statute or at law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Subordinated Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof or as a waiver of any other right. No single or partial exercise by the Subordinated Lender of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Subordinated Lender of any default shall be effective unless in writing and signed by the Subordinated Lender, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion. This Agreement may not be amended except by a writing signed by all the parties hereto.

           8.4 The relationship between the Borrower and the Subordinated Lender is solely that of borrower and lender. The Subordinated Lender has no fiduciary responsibilities to the Borrower as a result of this Agreement or any other Subordinated Loan Document, or the consummation of the transactions contemplated hereby or thereby. The Subordinated Lender does not undertake any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection, supervision, or information supplied to the Borrower by the Subordinated Lender is for the protection of the Subordinated Lender and neither the Borrower nor any third party is entitled to rely thereon.

           8.5 This Agreement is made in the State of Michigan. The validity of this Agreement, and the validity of the other Subordinated Loan Documents, and the construction, interpretation and enforcement thereof, and the rights of the parties thereto, shall be determined under and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.

           8.6 Any and all notices or other communications required or permitted under this Agreement shall be in writing, and shall be served either personally or by certified United States mail with postage thereon full prepaid addressed as follows:

           if to the Borrower:

                            Riviera Tool Company
                            5460 Executive Parkway
                            Grand Rapids, Michigan 49512
                            Attention:  Kenneth K. Rieth, President

           and if to the Subordinated Lender:

                            Fifth Third Bank
                            One Vandenberg Center
                            Grand Rapids, MI 49503
                            Attention:  Christopher D. Reibold

or such other place or places as any party shall designate by written notice served upon other parties.

           8.7 This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Subordinated Lender and their respective successors and assigns; provided, however, the Borrower may not assign, transfer, hypothecate or otherwise dispose of its rights hereunder or in connection herewith or any interest herein (voluntarily, by operation of law, as security, by gift or otherwise) without the prior written consent of the Subordinated Lender, which consent may be withheld in the sole discretion of the Subordinated Lender. There are no third party beneficiaries of this Agreement. The Subordinated Lender may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement, or grant participations herein and in the Subordinated Loan Documents, or in any of its rights or security hereunder or thereunder, including, without limitation, the instruments securing the Borrower's obligations hereunder, provided, however, that no such assignment, negotiation, pledge or other hypothecation by the Subordinated Lender will relieve the Subordinated Lender of its obligation under this Agreement. In connection with any assignment or participation, the Subordinated Lender may disclose to the proposed assignee or participant any information that the Borrower is required to deliver to the Subordinated Lender pursuant to this Agreement.

           8.8 Upon any change in generally accepted accounting principles that, if reflected in the financial statements or covenants required or established in this Agreement, would have a material effect on such statements or covenants, either party may request that the parties enter into negotiations to amend the financial covenants or other terms of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if the changes had not been made.

           8.9 Should any part, term or provision of this Agreement or any of the other Subordinated Loan Documents be determined by the courts to be illegal, unenforceable or in conflict with any law of the State of Michigan, federal law or any other applicable law, the validity and enforceability of the remaining portions or provisions of such document(s) shall not be affected thereby.

           8.10 The Borrower shall execute any and all additional or supplemental documentation, and provide such further assistance and assurances as the Subordinated Lender may reasonably require, to give full effect to the terms, conditions and intentions of this Agreement and the other Subordinated Loan Documents.

           8.11 Time is of the essence with respect to all provisions of this Agreement.

           8.12 The headings in this Agreement have been inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

           8.13 This Agreement may be executed in one or more counterparts, each of which shall be considered an original and all of which shall constitute the same instrument.

           8.14 This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. The parties hereto shall not be bound by any other different, additional or further agreements or understandings except as consented to in writing by them.

           8.15 The Recitals are incorporated into and form a part of this Agreement.

           8.16 The Subordinated Lender and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any other Subordinated Loan Document, or any of the transactions contemplated by this Agreement or the other Subordinated Loan Documents, or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Subordinated Lender nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Subordinated Lender or Borrower except by a written instrument executed by both of them.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK;

                    SIGNATURES APPEAR ON FOLLOWING PAGE S-1]

                 [SIGNATURE PAGE TO SUBORDINATED LOAN AGREEMENT]

           IN WITNESS WHEREOF, the parties have executed this Subordinated Loan Agreement as of the day and year first above written.


WITNESSES:


                                                     RIVIERA TOOL COMPANY

-----------------------------
                                                     By: /s/ Peter C. Canepa
-----------------------------                           -----------------------
                                                        Peter C. Canepa

                                                     FIFTH THIRD BANK
-----------------------------
                                                     By: /s/ Richard E. Boman
-----------------------------                            -----------------------
                                                         Richard E. Boman

           THE INDEBTEDNESS EVIDENCED BY THIS PROMISSORY NOTE IS UNSECURED. PAYMENT OF THE INDEBTEDNESS EVIDENCED BY THIS PROMISSORY NOTE IS SUBORDINATE TO PAYMENT OF THE UNDERSIGNED BORROWER'S INDEBTEDNESS TO COMERICA BANK TO THE EXTENT SET FORTH IN AN INTERCREDITOR AGREEMENT DATED DECEMBER 23, 2002, BETWEEN COMERICA BANK AND FIFTH THIRD BANK. PAYMENT OF THE INDEBTEDNESS EVIDENCED BY THIS PROMISSORY NOTE IS ALSO SUBORDINATE TO PAYMENT OF THE UNDERSIGNED BORROWER'S INDEBTEDNESS TO CERTAIN GUARANTORS TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT DATED DECEMBER 23, 2002, BETWEEN FIFTH THIRD BANK AND SUCH GUARANTORS.

                     SUBORDINATED UNSECURED PROMISSORY NOTE

$1,414,985.80                                                  December 23, 2002


           For value received, RIVIERA TOOL COMPANY, a Michigan corporation (BORROWER), promises to pay to the order of FIFTH THIRD BANK, a Michigan banking corporation f/k/a Old Kent Bank (the SUBORDINATED LENDER), the principal sum of ONE MILLION FOUR HUNDRED FOURTEEN THOUSAND NINE HUNDRED EIGHTY-FIVE AND 80/100 DOLLARS ($1,414,985.80), plus interest on the outstanding principal indebtedness evidenced by this Promissory Note from time to time at the rate of eleven percent (11.0%) per year, except during default. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed during the period for which the computation is made.

           Following maturity or acceleration of the indebtedness evidenced by this Promissory Note, the interest rate on the entire principal balance of this Promissory Note shall be 200 basis points higher than the interest rate otherwise in effect. In addition, if any payment required by this Promissory
Note is not made within 15 days of its due date, the Borrower shall be liable for a late payment charge in an amount equal to five percent (5%) of the monthly payment due, except that in no event shall the late payment charge exceed $2,000 and in no event shall a late payment charge be assessed as to any payment that falls due during a Blockage Period, as defined in the Intercreditor Agreement dated December 23, 2002 (the INTERCREDITOR AGREEMENT), between the Subordinated Lender and Comerica Bank (the SENIOR LENDER). The late payment charge shall apply individually to all payments past due (except as provided in the preceding sentence), without proration. All such default interest and late payment charges, if any, shall be paid upon demand by the holder of this Promissory Note (the HOLDER.)

           The indebtedness evidenced by this Promissory Note, unless sooner prepaid or accelerated as provided in the Subordinated Loan Agreement dated December 23, 2002, between the Borrower and the Subordinated Lender (the SUBORDINATED LOAN AGREEMENT), shall be paid in monthly installments of principal and interest in the amount of THIRTY-ONE THOUSAND AND 00/100 DOLLARS ($31,000.00) each, except that the final monthly payment shall be an amount equal to all then unpaid principal and accrued and unpaid interest. Such payments of principal and interest shall be due and payable on the first (1st) day of each month, beginning February 1, 2003, and continuing on the same day of each month thereafter through and including January 1, 2008, when all then unpaid principal and accrued and unpaid interest shall be due and payable in full, unless sooner accelerated by the Holder.

           The indebtedness evidenced by this Promissory Note may be prepaid in whole or in part at any time without premium. Partial prepayments shall be applied to the payments required by this Promissory Note in the inverse order of their respective maturities, therefore no partial prepayment shall postpone the due date of any of the regularly scheduled payments called for by this Promissory Note or reduce the amount of any such payments.

           All payments under this Promissory Note shall be made in lawful money of the United States of America to the Subordinate Lender at its principal office in Grand Rapids, Michigan, or at such other place as the Holder may from time to time specify.

           Except as otherwise provided in the Intercreditor Agreement, the Holder shall have the right, upon the occurrence of: (a) a default in making any payment when due in accordance with this Promissory Note; or (b) a default under the Subordinated Loan Agreement; or (c) a default under any of the other Subordinated Loan Documents, provided in each case that such default has not been cured after notice and within the applicable cure period, to the extent the Subordinated Loan Agreement requires the giving of notice or provides for a cure period, to declare all then unpaid indebtedness evidenced by this Promissory Note to be immediately due and payable in full, and to immediately pursue any and all other remedies available to the Holder pursuant to this Promissory Note, any of the other Subordinated Loan Documents, by statute or at law or in equity. Capitalized terms used but not defined in this Promissory Note shall have the meanings given them in the Subordinated Loan Agreement.


           Neither the failure of the Holder promptly to exercise its right to declare the outstanding principal and accrued and unpaid interest and other charges under this Promissory Note to be immediately due and payable, nor the failure to exercise any other right or remedy the Holder may have for default, nor the acceptance by the Holder of late or partial payments, nor the failure of the Holder to demand strict performance of any obligation of the Borrower under this Promissory Note, shall constitute a waiver of any such rights while such default continues, nor a waiver of any such rights in connection with any future default on the part of the Borrower. Further, acceptance by the Holder of partial payments following due acceleration of the indebtedness evidenced by this Promissory Note shall not constitute a waiver by the Holder of the acceleration of such indebtedness or of any other right or remedy otherwise available to the Holder in such circumstance.

           The Borrower waives presentment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Promissory Note.

           The Borrower agrees to pay all costs incurred by the Holder, including without limitation costs of collection and reasonable attorney's fees, in case the principal of this Promissory Note or any payment of interest required by this Promissory Note is not paid when due, or in case it becomes necessary to protect the security for this Promissory Note, whether suit is brought or not, or in case of any other default under this Promissory Note.

           Any payment (including prepayments) upon this Promissory Note shall be applied first to any expenses, charges or fees then due and payable to the Holder in connection with the indebtedness evidenced by this Promissory Note or any collateral for such indebtedness, then to any accrued and unpaid interest under this Promissory Note, and then to the unpaid principal balance.

           In no event shall the Borrower be required to make any payment under this Promissory Note that would violate any applicable law regulating or limiting the rate of interest that the Holder may lawfully charge or collect. If any such payment is made by or for the account of the Borrower, such payment shall, to the extent it exceeds the maximum payment that the Holder lawfully may charge or collect, be applied toward reduction of the principal balance of the indebtedness evidenced by this Promissory Note.

           This Promissory Note shall be governed by and enforced and construed in accordance with the laws of Michigan. The invalidity, illegality or unenforceability of any one or more of the provisions of this Promissory Note shall not affect the validity, legality or enforceability of the remaining provisions of this Promissory Note, all of which shall remain in full force and effect.


                                                     RIVIERA TOOL COMPANY

                                                     By: /s/ Peter C. Canepa
                                                         -----------------------
                                                         Peter C. Canepa